Exhibit 8.1(b)

AMENDMENT TO THE ESCROW AGREEMENT

This Amendment to the Escrow Agreement (this “Amendment”) is entered into as of 4/6/2021 by North Capital Private Securities (“Escrow Agent”), Dalmore Group LLC (“Broker”) and Commonwealth Thoroughbreds LLC, Series OL2018 (“Issuer”). NCPS, Broker, and the Issuer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A.    The Parties heretofore entered into that certain Escrow Agreement dated as of March 8, 2021. Capitalized terms used herein without definition have the meaning set forth in the Escrow Agreement.

B.    Exhibit A of the Escrow Agreement set the Minimum Offering Amount to be $110,000.

C.    The Parties desire to amend the Escrow Agreement and set the Minimum Offering Amount to be $80,000 (which includes offline investments and $10,000 contributed by Commonwealth Markets, Inc., in lieu of payment of $10,000 of the outstanding principal on a promissory note payable from the proceeds of the Offering).

NOW, THEREFORE, the Parties hereby agree as follows:

1.

Amendment. The Minimum Offering Amount is hereby amended and set at $80,000 (which includes offline investments and $10,000 contributed by Commonwealth Markets, Inc., in lieu of payment of $10,000 of the outstanding principal on a promissory note payable from the proceeds of the Offerinf). This Amendment may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by the Parties.

[Signature Pages Follow]

Issuer: Commonwealth Thoroughbreds LLC, Series OL2018

By:/s/ Brian Doxtator

Name: Brian Doxtator

Title: CEO

Broker: Dalmore Group LLC

By:/s/ Etan Butler

Name: Etan Butler

Title: Chairman

Escrow Agent: North Capital Private Securities Corporation

By:/s/ Linsey Harkness

Name: Linsey Harkness

Title: Managing Director